UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On August 25, 2026, Frontier Airlines, Inc. (“Frontier”), a wholly owned subsidiary of Frontier Group Holdings, Inc. (the “Company”), entered into an agreement with lessors of 13 A320neo aircraft currently in operation to terminate the leases associated with such aircraft that were otherwise scheduled to expire in the next six to seven years (the “Early Return Agreement”). These 13 aircraft are scheduled to be returned during the second half of 2026, resulting in an expected reduction of approximately $260 million in both the Company’s operating lease right-of-use assets and operating lease liabilities, and the elimination of meaningful maintenance-related costs that would have otherwise been expected to be incurred during the remaining lease term significantly in excess of the early lease termination costs.
The Early Return Agreement is expected to result in non-cash charges largely comprised of (i) a write-off of non-recoverable capitalized prepaid maintenance balances recorded in other assets and associated with certain engines for which no future maintenance will be performed and (ii) accelerated depreciation related to capitalized maintenance recorded in property, plant and equipment due to shortened useful lives. The Company expects to recognize these non-cash charges in the third and fourth quarters of 2026 and anticipates the charges to range between $60 million and $80 million in total. Additionally, the Early Return Agreement is expected to result in cash charges in the range of $90 million to $120 million in connection with early lease termination and return of aircraft and engines to Carlyle to be recognized largely in the third and fourth quarters of 2026, with the majority to be settled in 2028 and 2029.
Item 8.01    Other Events
On August 29, 2026, Frontier entered into an agreement with AerCap Holdings N.V. to direct lease 10 A321neo aircraft, with deliveries expected between the fourth quarter of 2026 and the first quarter of 2027. This transaction, along with the Early Return Agreement, maintains similar capacity with less aircraft, highlighting the productivity and flexibility of the A321neo aircraft.
Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this Current Report on Form 8-K should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “strive,” “guidance” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (including in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties disclosed from time to time in the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: August 31, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs